Exhibit 10.2
SECURITY AGREEMENT
     This SECURITY AGREEMENT is entered into as of February 23, 2007, by and between SILICON VALLEY BANK (“Bank”) and                                          (“Pledgor”).
RECITALS
     A. WebSideStory, Inc., a Delaware corporation (“Borrower”) wishes to borrow money from time to time from Bank pursuant to a Loan and Security Agreement of even date herewith (as amended from time to time, the “Loan Agreement”; terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined).
     B. Pledgor has executed an Unconditional Guaranty (the “Guaranty”) guaranteeing all of Borrower’s obligations under the Loan Agreement as more specifically described therein (the “Secured Obligations”).
     C. Bank has agreed to enter into the Loan Agreement, provided Pledgor secures the payment and performance obligations under the Guaranty in accordance with the terms of this Agreement.
AGREEMENT
     The parties agree as follows:
     1. CREATION OF SECURITY INTEREST
          1.1 Grant of Security Interest. Pledgor grants Bank a continuing security interest in the property described in Exhibit A attached hereto (the “Collateral”) in order to secure prompt repayment of any and all obligations and in order to secure its prompt performance by Pledgor of each of its covenants and duties, in each case under the Guaranty, as amended from time to time, and of Pledgor’s obligations under any other agreements entered into between Bank and Pledgor arising from or related to the Loan Agreement (together with the Guaranty, the “Loan Documents”). Upon the filing of appropriate financing statements in the proper filing office, such security interest shall constitute a valid, first priority perfected security interest in the presently existing Collateral, and will constitute a valid, first priority perfected security interest in Collateral acquired after the date hereof, in each case, to the extent such security interest can be perfected by the filing of a financing statement and subject to Permitted Liens.
          1.2 Delivery of Additional Documentation Required. Pledgor will from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue perfected Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Pledgor authorizes

Bank to file financing statements without notice to Pledgor, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.
     2. REPRESENTATIONS AND WARRANTIES
     Pledgor represents and warrants, as of the date hereof and as of the date of each Advance, as follows:
          2.1 Due Organization and Qualification. Pledgor is duly existing and in good standing under the laws of its state of formation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.
          2.2 Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement are within Pledgor’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Pledgor’s Certificate of Formation or LLC Operating Agreement, nor will they constitute an event of default under any material agreement to which Pledgor is a party or by which Pledgor is bound.
          2.3 No Prior Encumbrances. Pledgor has good and indefeasible title to the Collateral, free and clear of any liens, security interests, or other encumbrances (other than Permitted Liens).
     3. AFFIRMATIVE COVENANTS
     Pledgor covenants and agrees that, until payment in full of all outstanding obligations under the Loan Agreement, the Guaranty and this Agreement, and for so long as Bank may have any commitment to make an advances under the Loan Agreement, Pledgor shall do all of the following:
          3.1 Good Standing. Subject to permitted Transfers, Pledgor shall maintain its limited liability company existence and its good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Pledgor’s business. Subject to permitted Transfers, Pledgor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on the business of Borrower and Pledgor, taken as a whole.
          3.2 Government Compliance. Pledgor shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a material adverse effect on the business of Borrower and Pledgor, taken as a whole.
          3.3 Insurance.
               (a) Pledgor, at its expense, shall keep the Collateral insured against types of risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses conducted in the locations where Pledgor’s business is conducted on the date hereof.

Pledgor shall also maintain insurance relating to Pledgor’s ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Pledgor’s.
               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason.
     4. NEGATIVE COVENANTS
          Pledgor covenants and agrees that until payment in full of all outstanding Secured Obligations, Pledgor will not do any of the following:
          4.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), all or any part of the Collateral other than: (i) Transfers in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the Collateral; (iii) Transfers of worn-out or obsolete Equipment or Equipment that is not longer used or useful in the business of Pledgor; (iv) Transfers permitted by the Loan Agreement; or (v) the merger of Pledgor with any other subsidiary of Borrower, provided that subsequent to such merger, the resulting entity is a Secured Guarantor.
          4.2 Change in Business Location. Without thirty (30) days prior written notification to Bank, relocate its chief executive office.
          4.3 Encumbrances. Create, incur, assume or suffer to exist any security interest, lien or encumbrance with respect to the Collateral, other than Permitted Liens.
     5. EVENTS OF DEFAULT
          Any Event of Default under the Loan Agreement shall constitute an Event of Default by Pledgor under this Agreement.
     6. BANK’S RIGHTS AND REMEDIES
          6.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Pledgor:
               (a) Exercise all rights available to it under the California Uniform Commercial Code and applicable law;
               (b) Set off and apply to the obligations any and all (i) balances and deposits of Pledgor held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Pledgor held by Bank; and

               (c) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Pledgor’s premises) as Bank determines is commercially reasonable.
          6.2 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Guaranty, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Pledgor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.
          6.3 Demand; Protest. Pledgor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Pledgor may in any way be liable.
     7. NOTICES
          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Pledgor or to Bank, as the case may be, at its addresses set forth below:

If to Pledgor:
c/o WebSideStory, Inc.
10182 Telesis Court
San Diego, CA 92121
Attn: Chief Financial Officer
FAX: 858.546.0695

If to Bank:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attn: Buzz Kreppel
FAX: 408.748.9478
     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.
     8. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Pledgor and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. PLEDGOR AND BANK EACH

HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     9. GENERAL PROVISIONS
          9.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Pledgor may not assign this Agreement or any rights under it without Bank’s prior written consent, which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Pledgor, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.
          9.2 Indemnification. Pledgor will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Pledgor under this Agreement or related agreements (including reasonable attorneys fees and expenses), except for losses proximately caused by Bank’s or such other indemnified person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
          9.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
          9.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
          9.5 Amendments in Writing, Integration. All amendments to this Agreement must be in writing. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.
          9.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.
          9.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of

Pledgor in Section 9.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.
          9.8 Amendment of Loan Documents. Pledgor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Documents or any part thereof; (b) take and hold security for the payment of the Loan Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.
          9.9 Pledgor Waivers. Pledgor waives: (i) any rights to require Bank to marshal any assets of Borrower and (ii) notices of acceptance of this Pledge Agreement. Pledgor assumes the responsibility for being and keeping itself informed of all circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower.
          9.10 Pledgor Insolvency. If Pledgor becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Pledgor, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Pledgor is modified or abrogated, or if Pledgor’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Pledgor agrees that Pledgor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Pledgor, Pledgor, any other person, or otherwise, as though such payment had not been made.
[SIGNATURE PAGE FOLLOWS]

          This Agreement is executed as of the date first above written.

PLEDGOR

By: Name:
Title:

SILICON VALLEY BANK

By: Title:

EXHIBIT A
     The Collateral consists of all of Pledgor’s right, title and interest in and to the following personal property:
     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases (except with respect to leases of real property), license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities (except as provided below), and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     All Pledgor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing,
     Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: (a) the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Pledgor or any of its Subsidiaries of any Foreign Subsidiary; (b) any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Pledgor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing; (c) any motor vehicles; or (d) any General Intangible, Investment Property (as defined in the Code) or other such rights of Pledgor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction of the terms of such General Intangible, Investment Property or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings or prohibitions on granting Liens in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder; provided, however, that the limitations set forth in clause (d) above shall not affect, limit, restrict or impair the grant by Pledgor of a security interest pursuant to this Agreement in any such Collateral to

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the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by an applicable law, including the Code; provided, further, that in any of the above cases, at such time as any such property or asset ceases to be an excluded asset pursuant to the foregoing, the same shall become subject to the security interest granted hereunder immediately and automatically.
     Pledgor hereby agrees not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Pledgor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

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